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                                                                    Exhibit 11.1

                          MEDICAL MANAGER CORPORATION
                 PRIMARY AND FULLY DILUTED EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                          PRO FORMA
                                                      SIX MONTHS         SIX MONTHS
                                                         ENDED              ENDED
                                                     JUNE 30, 1997      JUNE 30, 1997
                                                     -------------     --------------

Net Income                                              $ 5,299            $ 5,012
                                                        =======            =======

EARNINGS PER COMMON AND COMMON EQUIVALENT
          SHARE - PRIMARY:
-----------------------------------------

Weighted average common shares outstanding               18,821             18,821
Common equivalent shares:
          Stock options                                       6                  6
                                                        -------            -------
Common and common equivalent shares - primary            18,827             18,827
                                                        =======            =======

Net earnings per share - primary                        $  0.28            $  0.27
                                                        =======            =======

EARNINGS PER COMMON AND COMMON EQUIVALENT
          SHARE - FULLY DILUTED:
-----------------------------------------

Weighted average common shares outstanding               18,821             18,821
Common equivalent shares:
          Stock options                                     429                429
                                                        -------            -------
Common and common equivalent shares - fully diluted      19,250             19,250
                                                        =======            =======

Net earnings per share - fully diluted                  $  0.28            $  0.26
                                                        =======            =======
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